Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information has been derived from the historical financial statements of Yahoo! Inc. (the “Company”), adjusted to give effect to Alibaba Group Holding Limited’s (“Alibaba Group”) initial public offering (“IPO”) of American Depository Shares (“ADSs”) that closed on September 24, 2014. Each ADS represents one ordinary share of Alibaba Group (“Alibaba Group Share”). Yahoo! Hong Kong Holdings Limited, a Hong Kong Corporation and wholly-owned subsidiary of the Company (“YHK” and together with the Company, “Yahoo”), sold a total of 140,000,000 ADSs in the IPO, including 18,260,870 ADSs sold pursuant to the underwriters’ exercise of their option to purchase additional ADSs. Following completion of the sale in the IPO, Yahoo retains 383,565,416 ordinary shares of Alibaba Group, representing approximately 15% of Alibaba Group’s outstanding shares. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes as well as the historical consolidated financial statements and related notes of the Company.

The unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2014 is based on the Company’s historical unaudited consolidated financial statements. The unaudited pro forma consolidated statement of income for the year ended December 31, 2013 is based on the Company’s historical audited consolidated financial statements. The Company’s historical audited consolidated financial statements were filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014, and the Company’s historical unaudited financial statements as of and for the six months ended June 30, 2014 were filed with the SEC on August 7, 2014 with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.

The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2013 and the six months ended June 30, 2014 assume that the sale of ADSs by YHK in Alibaba Group’s IPO occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 assumes that the sale of ADSs by YHK in Alibaba Group’s IPO occurred on June 30, 2014. The unaudited pro forma condensed consolidated financial information and pro forma adjustments have been presented solely for informational purposes and are not necessarily indicative of the condensed consolidated financial position or statements of income that would have been realized had the sale of ADSs by YHK in Alibaba Group’s IPO occurred as of the dates indicated, nor is it meant to be indicative of any future consolidated financial position, future results of operations or actual tax implications of selling its remaining holding in Alibaba Group, that the Company may ultimately experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the sale of ADSs by YHK in Alibaba Group’s IPO, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on the Company. Accordingly, the accompanying unaudited pro forma condensed consolidated statements of income do not include the gain on disposition of ADSs by YHK in Alibaba Group’s IPO. However, the net gain is included in retained earnings on the unaudited pro forma condensed consolidated balance sheet. The adjustments presented are based on currently available information and reflect certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments.

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands, except per share amounts)

	Twelve Months Ended December 31, 2013
	As Reported	Pro Forma Adjustments		Pro Forma
Revenue	$4,680,380	(72,165	)(1)	$4,608,215

Operating expenses:
Cost of revenue–traffic acquisition costs	254,442			254,442
Cost of revenue–other	1,094,938			1,094,938
Sales and marketing	1,130,820			1,130,820
Product development	1,008,487			1,008,487
General and administrative	569,555			569,555
Amortization of intangibles	44,841			44,841
Gain on sale of patents	(79,950)			(79,950)
Goodwill impairment charge	63,555			63,555
Restructuring charges, net	3,766			3,766

Total operating expenses	4,090,454			4,090,454

Income from operations	589,926	(72,165)		517,761
Other income, net	43,357			43,357

Income before income taxes and earnings in equity interests	633,283	(72,165)		561,118
Provision for income taxes	(153,392)	27,423	(2)	(125,969)
Earnings in equity interests	896,675	(416,704	)(3)	479,971

Net income	1,376,566	(461,446)		915,120
Less: Net income attributable to noncontrolling interests	(10,285)			(10,285)

Net income attributable to Yahoo! Inc.	$1,366,281	(461,446)		$904,835

Net income attributable to Yahoo! Inc. common stockholders per share—basic	$1.30			$0.86

Net income attributable to Yahoo! Inc. common stockholders per share—diluted	$1.26			$0.84

Shares used in per share calculation—basic	1,052,705			1,052,705

Shares used in per share calculation—diluted	1,070,811			1,070,811

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands, except per share amounts)

	Six Months Ended June 30, 2014
	As Reported	Pro Forma Adjustments		Pro Forma
Revenue	$2,216,921	(37,916	)(1)	$2,179,005

Operating expenses:
Cost of revenue–traffic acquisition costs	89,735			89,735
Cost of revenue–other	551,992			551,992
Sales and marketing	622,663			622,663
Product development	585,291			585,291
General and administrative	264,512			264,512
Amortization of intangibles	33,504			33,504
Gain on sale of patents	(61,500)			(61,500)
Restructuring charges, net	62,108			62,108

Total operating expenses	2,148,305			2,148,305

Income from operations	68,616	(37,916)		30,700
Other income (expense), net	(27,042)			(27,042)

Income before income taxes and earnings in equity interests	41,574	(37,916)		3,658
Provision for income taxes	(12,360)	14,408	(2)	2,048
Earnings in equity interests	557,254	(331,987	)(3)	225,267

Net income	586,468	(355,495)		230,973
Less: Net income attributable to noncontrolling interests	(5,183)			(5,183)

Net income attributable to Yahoo! Inc.	581,285	(355,495)		225,790

Net income attributable to Yahoo! Inc. common stockholders per share—basic	$0.58			$0.22

Net income attributable to Yahoo! Inc. common stockholders per share—diluted	$0.55			$0.22

Shares used in per share calculation—basic	1,004,828			1,004,828

Shares used in per share calculation—diluted	1,023,056			1,023,056

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Yahoo! Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	As of June 30, 2014
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,114,586	$9,405,760	(4)	$10,520,346
Short-term marketable debt securities	1,629,869			1,629,869
Accounts receivable, net	824,472			824,472
Prepaid expenses and other current assets	588,822			588,822

Total current assets	4,157,749	9,405,760		13,563,509
Long-term marketable securities	1,566,120			1,566,120
Property and equipment, net	1,470,272			1,470,272
Goodwill	4,693,656			4,693,656
Intangible assets, net	364,332			364,332
Other long-term assets	175,872			175,872
Investment in Alibaba Group equity securities	—	26,082,448	(5)	26,082,448
Investments in equity interests	4,028,812	(1,572,080	) (6)	2,456,732

Total assets	$16,456,813	$33,916,128		$50,372,941

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$121,933			$121,933
Accrued expenses and other current liabilities	784,345	3,366,023	(7)	4,150,368
Deferred revenue	287,508			287,508

Total current liabilities	1,193,786	3,366,023		4,559,809
Convertible notes	1,140,112			1,140,112
Long-term deferred revenue	186,348			186,348
Capital lease and other long-term liabilities	153,511			153,511
Deferred and other long-term tax liabilities, net	1,052,541	10,269,212	(7)	11,321,753

Total liabilities	3,726,298	13,635,235		17,361,533
Commitments and contingencies	—			—
Yahoo! Inc. stockholders’ equity:
Preferred stock	—			—
Common stock	1,029			1,029
Additional paid-in capital	8,986,410			8,986,410
Treasury stock at cost	(1,367,492)			(1,367,492)
Retained earnings	4,848,714	6,395,613	(8)	11,244,327
Accumulated other comprehensive income	223,327	13,885,280	(5)(7)	14,108,607

Total Yahoo! Inc. stockholders’ equity	12,691,988	20,280,893		32,972,881
Noncontrolling interests	38,527			38,527

Total equity	12,730,515	20,280,893		33,011,408

Total liabilities and equity	$16,456,813	$33,916,128		$50,372,941

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to the unaudited pro forma condensed consolidated statements of income

(1)	Represents adjustments for the reduction in royalty payments from Alibaba Group which ceased upon the IPO partially offset by the adjustment to the amortization of the remaining deferred revenue balance related to Alibaba Group’s $550 million initial payment in satisfaction of certain future royalty payments associated with the Technology and Intellectual Property License Agreement (“TIPLA”). The IPO results in the TIPLA terminating on September 18, 2015. As a result of the change in the license period, the remaining initial TIPLA deferred payment revenue is now being amortized over the remaining period.

(2)	For purposes of determining the estimated income tax expense for pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of income, an estimated assumed effective tax rate of 38% was applied.

(3)	Represents the reduction in the Company’s earnings in equity interests resulting from no longer accounting for the Company’s remaining interest in Alibaba Group using the equity method following the sale by YHK of 140 million ADSs in the IPO. As a result, the Company will no longer record its proportionate share of Alibaba Group’s financial results in its consolidated financial statements and instead will account for its ownership of its remaining Alibaba Group Shares as an available-for-sale equity security (subject to a one year lock-up agreement by the Company).

Notes to unaudited pro forma condensed consolidated balance sheet

(4)	Represents the net cash proceeds received from the sale of YHK’s ADSs in the IPO. The net cash proceeds have been reduced by the underwriters’ discounts and commissions.

(5)	Represents the implied fair value of Yahoo’s remaining ownership interest in Alibaba Group using the IPO price per share of $68.

(6)	Reflects an adjustment to give effect to the reduced ownership interest in Alibaba Group and related reclassification of the investment in Alibaba Group securities from the equity method to an available-for-sale equity security (subject to a one year lock-up agreement by the Company).

(7)	Represents $4.1 billion in taxes on the gain on the disposition of 140 million ADSs by YHK based on the estimated tax rate of 39% and deferred tax liabilities of $9.6 billion related to Yahoo’s remaining ownership of Alibaba Group Shares, which is accounted for as an available-for-sale equity security (subject to a one year lock-up agreement by the Company).

(8)	Reflects the impact of the after-tax gain on disposition of ADSs by YHK in the IPO. The pro forma consolidated statements of income do not reflect the non-recurring after-tax gain on disposition of $6.4 billion.